Exhibit 99.1
Matterport Announces Record Full Year 2021 Financial Results and More Than 500,000 Subscribers
Breakthrough product launches including Smartphone Capture and Axis to democratize space capture and drive adoption
•Total subscribers increased 98% to 503,000 from year-ago period
•Fiscal year 2021 subscription revenue rose 47% year-over-year
•Annualized recurring revenue (ARR) grew to $66 million
•Q4 GAAP loss per share of $0.66, Non-GAAP loss per share of $0.10
SUNNYVALE, Calif. — Matterport, Inc. (Nasdaq: MTTR), the leading spatial data company driving the digital transformation of the built world, today announced unaudited financial results for the quarter ended December 31, 2021.
“2021 was a pivotal year for Matterport, delivering strong growth as we closed our merger with Gores Holdings VI, Inc. and became a public company on The Nasdaq, gaining industry visibility and balance sheet strength to execute our ambitious growth plans,” said RJ Pittman, Chairman and Chief Executive Officer of Matterport. “Our business model is well-proven and scaling as momentum increased across our key operating metrics. In 2021, we doubled our subscriber base, increased Spaces Under Management by 54%, and subscription revenue grew 47%, and total revenue was up 29% for the full year. Most importantly, we strengthened the management team with new world-class executives across the globe. Relentless innovation is the norm at Matterport, and with new products like Matterport Axis and Matterport for Android, we are racing to bring precision 3D capture and digital twins to everyone in the built world. Looking forward, the physical world is going digital. Every industry on every continent is embracing digitization, and I am more confident than ever about the company’s outlook for 2022 and the decade ahead.”
“In the fourth quarter we continued to make strong progress on the path of building our recurring subscription revenue business, which represented 61% of total revenue,” said JD Fay, Chief Financial Officer of Matterport. “We also strengthened our balance sheet and reduced the complexity in our capital structure by announcing the redemption of our public warrants, which resulted in another $104 million of cash proceeds from the exercise of warrants prior to redemption. Proceeds from the warrant exercises, along with the $640 million in gross proceeds raised in the third quarter, together provide us tremendous flexibility in allocating capital to accelerate our growth in 2022 and beyond.”
Fourth Quarter 2021 Unaudited Financial Highlights

Matterport reported the following unaudited financial results:
•Total revenue was $27.1 million, up 15% compared to fourth quarter of 2020
•Subscription revenue was $16.5 million, up 32% compared to fourth quarter of 2020
•Annualized Recurring Revenue (ARR) of $66.1 million
•Total subscribers increased to 503,000, up 98% compared to fourth quarter of 2020
•Spaces Under Management (SUM) grew to 6.7 million, up 54% compared to fourth quarter of 2020
Recent Business Highlights
•Introduced Matterport AxisTM, a new hands-free motor mount for precision 3D capture for smartphones
•Announced Matterport for Mobile, making 3D capture freely available to more than a billion Android mobile devices
•Announced industry partnerships with Amazon Web Services (AWS) and Autodesk

•Announced the availability of the Matterport platform in AWS Marketplace so that AWS customers will be able to access Matterport’s digital twin technology with AWS add-ons that increase the value of digitization
•Announced a new plugin for Autodesk Revit customers, allowing them to upload the Matterport Scan-to-BIM file into Revit and start creating and managing information on a construction or design project across its different stages
•Introduced Matterport Scan-to-BIM file, a new add-on service that dramatically decreases the time and costs of Building Information Modeling (BIM) for the Architecture, Engineering, and Construction industry
•Announced the acquisition of Enview, Inc., a pioneer in the scalable, artificial intelligence (AI) for 3D spatial data, which was completed in January 2022
•Continued expansion of Capture Services™ On-Demand to seven countries and 152 cities
•Announced the redemption of our public warrants, resulting in approximately $104 million in cash proceeds from the warrants prior to redemption, which is additive to the $640 million of gross proceeds raised in the closing of the merger in July 2021
•Won two Comparably Awards, including Best Company Culture and Best Company for Women
•Strengthened executive team through the addition of the following:
•Tom Klein, Chief Marketing Officer
•Deepti Illa, Vice President, Global Integrated Marketing
•Florence Shaffer, Vice President, Strategy & Operations, Chief of Staff to CEO
•Ben Corser, Managing Director, Asia Pacific
•Rob Hines, Managing Director, Americas
•Peter Presunka, Chief Accounting Officer
•Amy Hsueh, Vice President of Corporate Development

Full Year and First Quarter 2022 Outlook

Matterport is providing the following guidance for the full year ending December 31, 2022 and the first quarter.

The company’s progress in 2021 has set the stage for even broader adoption of Matterport across the global real estate asset class. With the recent releases of Matterport for Android and Matterport Axis, the company has democratized digital capture of any physical space using just a smartphone and a free subscription. Additionally, in 2021 the company significantly strengthened its balance sheet and staff to create a powerful foundation for future growth. Combining its ongoing development efforts with the technology and talent from the acquisition of Enview, in 2022 and beyond, Matterport looks forward to even greater property digitization as well as beginning to deliver data and insights across millions of digitized spaces to the even larger datafication market for real estate.

Accordingly, the company expects continued growth in 2022, with total revenue between $125 and $135 million. Recurring subscription revenue is expected to be between $80 and $82 million, translating to 31% to 34% year-over-year growth.

For the first quarter, the company expects total revenue to be between $25.5 and $27.5 million. Recurring subscription revenue is expected to be between $17.1 and $17.4 million, translating to 24% to 26% year-over-year growth.

	Q1 2022 Guidance	2022 Guidance
Revenue (in millions)	$25.5 — $27.5	$125 — $135
Subscription revenue (in millions)	$17.1 — $17.4	$80 — $82
Year-over-year subscription revenue growth	24% - 26%	31% - 34%
Non-GAAP loss per share	($0.13) - ($0.15)	($0.47) - ($0.52)
Estimated fully diluted shares outstanding (in millions)	277	288
Non-GAAP Financial Information
Matterport has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations.
The presentation of these non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below.
Non-GAAP Net Loss and Non-GAAP Net Loss Per Share, Basic and Diluted. Matterport defines non-GAAP net loss as net loss, adjusted to exclude stock-based compensation expense, fair value change of warrants liabilities, fair value change of earn-out liabilities, transaction costs associated with the acquisition announced in the fourth quarter in 2021, and transaction costs associated with the recently completed merger, in order to provide investors and management with greater visibility to the underlying performance of Matterport’s recurring core business operations. In order to calculate non-GAAP net loss per share, basic and diluted, Matterport uses a non-GAAP weighted-average share count. Matterport defines non-GAAP weighted-average shares used to compute non-GAAP net loss per share, basic and diluted, as GAAP weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted, adjusted to reflect the shares of Matterport’s Class A common stock exchanged for the previously issued and outstanding shares of redeemable convertible preferred stock and common stock warrants of Matterport, Inc, (now known as Matterport Operating, LLC) in connection with the recently completed merger, that are outstanding as of the end of the period as if they were outstanding as of the beginning of the period for comparability, and the potentially dilutive effect of the company’s employee equity incentive plan awards.

Conference Call Information
Matterport will host a conference call for analysts and investors to discuss its financial results for the fourth quarter of fiscal 2021 today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). A recorded webcast of the event will also be available following the call for one year on the Matterport’s Investor Relations website at investors.matterport.com.

Date:	February 16, 2022
Time:	2:00 p.m. Pacific time (5:00 p.m. Eastern time)
Webcast:	investors.matterport.com
About Matterport
Matterport, Inc. (Nasdaq: MTTR) is leading the digital transformation of the built world. Our groundbreaking spatial computing platform turns buildings into data making every space more valuable and accessible. Millions of buildings in 177 countries have been transformed into immersive Matterport digital twins to improve every part of the building lifecycle from planning, construction, and operations to documentation, appraisal and marketing. Learn more at matterport.com and browse a gallery of digital twins.
©2022 Matterport, Inc. All rights reserved. Matterport is a registered trademark and the Matterport logo is a trademark of Matterport, Inc. All other marks are the property of their respective owners.
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Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the benefits of Matterport’s merger transaction with Gores Holdings VI, Inc. and acquisition of Enview, Inc., the services offered by Matterport, Inc. (“Matterport”) and the markets in which Matterport operates, business strategies, debt levels, industry environment including relating to the global supply chain, potential growth opportunities, the effects of regulations and Matterport’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).
Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including Matterport’s ability to implement business plans, forecasts, and other expectations in the industry in which Matterport competes, and identify and realize additional opportunities. The foregoing list of factors is not exhaustive. In addition, the financial results set forth in this press release are preliminary and unaudited, and are based on information currently available to the company. While the company believes these financial results are meaningful, they could differ from the audited results that the company reports in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The company assumes no obligation and does not intend to update these unaudited financial results prior to filing its Form 10-K for the fiscal year ended December 31, 2021. You should carefully consider the foregoing factors and the other risks and uncertainties described in documents filed by Matterport from time to time with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Matterport assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Matterport does not give any assurance that it will achieve its expectations.

Investor Contact:
Soohwan Kim, CFA
VP, Investor Relations
ir@matterport.com

Media Contact:
Tim McDowd
Director, Communications
press@matterport.com
+1 (650) 273-6999

MATTERPORT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue:
Subscription	$16,517	$12,526	$61,275	$41,558
License	284	500	4,761	3,500
Services	3,732	2,204	12,592	7,702
Product	6,554	8,357	32,546	33,124
Total revenue	27,087	23,587	111,174	85,884
Costs of revenue:
Subscription	4,211	3,146	14,754	11,445
License	—	—	—	69
Services	3,261	1,861	10,046	6,131
Product	8,367	5,102	26,403	20,300
Total costs of revenue	15,839	10,109	51,203	37,945
Gross profit	11,248	13,478	59,971	47,939
Operating expenses:
Research and development	27,780	4,707	55,379	17,710
Selling, general, and administrative	78,748	11,576	152,360	41,791
Total operating expenses	106,528	16,283	207,739	59,501
Loss from operations	(95,280)	(2,805)	(147,768)	(11,562)
Other income (expense):
Interest income	1,239	3	1,811	19
Interest expense	—	(304)	(676)	(1,501)
Transaction costs	—	—	(565)	—
Change in fair value of warrants liabilities	(24,194)	—	(48,370)	—
Change in fair value of contingent earn-out liability	(41,976)	—	(140,454)	—
Other expense, net	(1,069)	3	(2,255)	(900)
Total expense	(66,000)	(298)	(190,509)	(2,382)
Loss before provision for income taxes	(161,280)	(3,103)	(338,277)	(13,944)
Provision for income taxes	(290)	26	(217)	77
Net loss	$(160,990)	$(3,129)	$(338,060)	$(14,021)
Net loss per share, basic and diluted	$(0.66)	$(0.09)	$(2.58)	$(0.43)
Weighted-average shares used in per share calculation, basic and diluted	244,678	34,352	131,278	32,841

MATTERPORT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$139,519	$51,850
Restricted cash	468	400
Short-term investments	264,931	—
Accounts receivable, net	10,879	3,924
Inventories	5,593	3,646
Prepaid expenses and other current assets	16,313	2,453
Total current assets	437,703	62,273
Property and equipment, net	14,118	8,210
Long-term investments	263,659	—
Other assets	3,696	1,369
Total assets	$719,176	$71,852
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$12,227	$3,434
Current portion of long-term debt	—	8,215
Deferred revenue	11,074	4,606
Accrued expenses and other current liabilities	10,026	6,995
Total current liabilities	33,327	23,250
Warrants liability	38,974	—
Contingent earn-out liability	377,576	—
Long-term debt	—	4,502
Deferred revenue, non-current	874	297
Other long-term liabilities	262	335
Total liabilities	451,013	28,384
Commitments and contingencies
Redeemable convertible preferred stock	—	164,168
Stockholders’ equity (deficit):
Common stock	25	4
Additional paid-in capital	737,735	9,159
Accumulated other comprehensive income (loss)	(1,539)	135
Accumulated deficit	(468,058)	(129,998)
Total stockholders’ equity (deficit)	268,163	(120,700)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$719,176	$71,852

MATTERPORT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Year Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(338,060)	$(14,021)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,824	4,778
Amortization of debt discount	135	223
Amortization of investment premiums, net of accretion of discounts	1,370	—
Stock-based compensation, net of amounts capitalized	100,605	2,505
Change in fair value of warrants liabilities	48,370	—
Change in fair value of contingent earn-out liability	140,454	—
Transaction costs	565	—
Deferred income taxes	(385)	—
Loss on extinguishment of debt and convertible notes	210	955
Allowance for doubtful accounts	222	846
Other	(102)	(4)
Changes in operating assets and liabilities:
Accounts receivable	(7,170)	(3,264)
Inventories	(1,946)	(1,731)
Prepaid expenses and other assets	(7,751)	(1,109)
Accounts payable	8,812	616
Deferred revenue	7,602	2,524
Accrued expenses and other liabilities	2,437	4,085
Net cash used in operating activities	(38,808)	(3,597)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(810)	(30)
Capitalized software and development costs	(7,200)	(4,854)
Purchase of investments	(532,561)	—
Investment in privately held companies	(250)	—
Investment in convertible notes	(1,000)	—
Net cash used in investing activities	(541,821)	(4,884)
CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from reverse recapitalization and PIPE financing, net	612,854	—
Payment of transaction costs related to reverse recapitalization	(10,013)	—
Proceeds from issuance of redeemable convertible preferred stock, net	—	43,689
Proceeds from exercise of stock options	2,068	1,538
Proceeds from exercise of warrants	76,607	—
Proceeds from debt, net	—	6,221
Proceeds from convertible notes, net of issuance costs	—	8,457
Repayment of debt	(13,067)	(8,049)
Settlement of vested stock options	—	(956)
Repurchase of common stock	—	(438)
Net cash provided by financing activities	668,449	50,462
Net change in cash, cash equivalents, and restricted cash	87,820	41,981
Effect of exchange rate changes on cash	(83)	117
Cash, cash equivalents, and restricted cash at beginning of year	52,250	10,152
Cash, cash equivalents, and restricted cash at end of period	$139,987	$52,250

MATTERPORT, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
GAAP net loss	$(160,990)	$(3,129)	$(338,060)	$(14,021)
Stock-based compensation expense (1)	68,847	711	100,844	2,505
Acquisition-related costs (2)	887	—	887	—
Change in fair value of warrants liabilities (3)	24,194	—	48,370	—
Transaction costs (4)	—	—	565	—
Change in fair value of contingent earn-out liability (5)	41,976	—	140,454	—
Non-GAAP loss	$(25,086)	$(2,418)	$(46,940)	$(11,516)

GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.66)	$(0.09)	$(2.58)	$(0.43)
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.10)	$(0.01)	$(0.23)	$(0.07)

GAAP weighted-average shares used to compute net loss per share, basic and diluted	244,678	34,352	131,278	32,841
Adjustment for common stock issued in connection with the merger (6)	—	127,499	70,561	127,499
Non-GAAP weighted-average shares used to compute net loss per share, basic and diluted	244,678	161,851	201,839	160,340
(1) Consists primarily of non-cash share-based compensation related to the company's stock incentive plans and earn-out arrangement.
(2) Consists of the transaction costs of the acquisition announced in the fourth quarter of 2021.
(3) Consists of the loss related non-cash fair value measurement change for public and private warrants.
(4) Consists of the transaction costs associated with warrant instrument issuance.
(5) Represents the non-cash fair-value measurement change related to our earn-out liability.
(6) Consists of non-GAAP adjustment of unweighted average common stock issued and converted from Matterport, Inc.’s (now known as Matterport Operating, LLC) previously issued and outstanding shares of convertible preferred stock and common stock warrants prior to the completion of the merger.